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                                                                    EXHIBIT 5.01
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                                 May 24, 2002


Homestore, Inc.
30700 Russell Ranch Road
Westlake Village, CA 91362

Ladies and Gentlemen:

     At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Homestore Inc, a Delaware corporation ("you" or the "Company"), with the Securities and Exchange Commission (the "Commission") on or about May 24, 2002 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 15,000,000 shares of the Company's Common Stock (the "Stock").

     In rendering this opinion, I have examined the following:

     (1) the Company's Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State;

     (2) the Company's Bylaws, as adopted on August 10, 1999, certified by the Company's Secretary on March 30, 2001;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the minutes of meetings that are contained in the Company's minute books that are in our possession, including the minutes of the meeting of the Board of Directors of the Company held on February 12, 2002.

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     I am admitted to practice law in the State of California, and I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with my opinion expressed below, I have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.
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     Based upon the foregoing, it is my opinion that the 15,000,000 shares of
Stock that may be issued and sold by you upon the exercise of stock options granted under the Plan when issued and sold in accordance with the Plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.




                              Very truly yours,

                              /s/ Walter Lowry
                              Senior Vice President
                              and General Counsel